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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Puget Energy, Inc. of our report dated March 5, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting and our report dated February 25, 2010 relating to the financial statements and financial statement schedules of Puget Energy, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
October 30, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM